Offer tO Purchase fOr cash By AMERICAN REALTY CAPITAL TRUST, INC. of up to $220,000,000 in Value of Shares of its Common Stock At a Purchase Price of Not Greater than $11.00 per Share Nor Less Than $10.50 Per Share The Offer, Proration Period and Withdrawal Rights will expire at 12:00 Midnight, Eastern Time, on March 28, 2012, unless the offer is extended or withdrawn. March 9, 2012 To Our Clients: American Realty Capital Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust for U.S. federal income tax purposes (the "Company"), has listed its common stock on the NASDAQ Global Select Market ("NASDAQ"), commencing on March 1, 2012, under the symbol "ARCT". The listing provides its stockholders a security that can be sold on a daily basis at a price determined by the market. The Company currently intends to continue its current dividend of $0.70 per share per year, paid in monthly increments. In connection with the listing of the Company's common stock on NASDAQ, the Company has internalized the management services formerly provided by the Company's advisor by terminating the advisory agreement with our former advisor, subject to a 60-day notice period (subject to our right to extend this agreement for three consecutive one-month periods), purchasing our property manager from our sponsor, AR Capital, LLC, for $10.00, and entering into an agreement with our property manager to waive any fees payable by us under the property management agreement to which we are a party. For those stockholders who might wish to sell their Shares other than on NASDAQ, the Company will permit them to tender up to $220,000,000 in value of shares of its common stock, par value $0.01 per share (the "Shares"), for purchase by the Company at a price not greater than $11.00 nor less than $10.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the enclosed offer to purchase (the "Offer to Purchase") and in the related letter of transmittal (the "Letter of Transmittal"), as each may be supplemented or amended from time to time (which together constitute, the "Offer"). The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal. THE OFFER WILL EXPIRE AT 12:00 MIdNIGHT, EASTERN TIME, ON MARCH 28, 2012, OR SUCH OTHER dATE TO WHICH THE OFFER MAY BE EXTENdEd (THE "EXPIRATION dATE"). The Company is conducting the Offer through a procedure commonly referred to a modified "Dutch auction" tender offer. This procedure allows tendering stockholders to select the price or up to three prices within the $10.50 to $11.00 price range at which the tendering stockholder is willing to sell his, her or its Shares. The actual purchase price will be determined by the Company in accordance with the terms of the Offer. All Shares purchased under the Offer will receive the same price. Stockholders may tender all or only a portion of their Shares. However, because of the proration and "odd lot" provisions, all Shares tendered at or below the purchase price may not be purchased if more than $220,000,000 in value of Shares are tendered at or below the final purchase price determined by the Company. We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. Fractional Shares will not be purchased in the Offer.

The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions, including the Credit Facility Condition (as defined in the Offer to Purchase). See Section 7 of the Offer to Purchase. The other terms and conditions of the Offer are explained in detail in the enclosed Offer to Purchase and the Letter of Transmittal. We encourage you to read these materials carefully before making any decision with respect to the Offer. The Company's Board of Directors has approved the Offer. However, none of the Company, its Board of Directors, the dealer manager, the depositary, the information agent, the paying agent and any of their respective affiliates is making any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the price or prices at which you should choose to tender your Shares. You should make your decision based on your views as to the value of the Shares and the Company's prospects, as well as your liquidity needs, investment undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by American Realty Capital Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust (the "Company"), to acquire up to $220,000,000 in value of shares of the Company's common stock, par value $0.01 per share (the "Shares"), at a purchase price not greater than $11.00 nor less than $10.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. The undersigned hereby instruct(s) you, the owner of record for Shares held for the account of the undersigned, to tender to the Company the number of Shares indicated below, upon the terms and subject to the conditions of the Offer. Aggregate number of Shares held by you for the account of the undersigned: ______________ Shares* *Note: To be completed by the Custodian.

The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions, including the Credit Facility Condition (as defined in the Offer to Purchase). See Section 7 of the Offer to Purchase. The other terms and conditions of the Offer are explained in detail in the enclosed Offer to Purchase and the Letter of Transmittal. We encourage you to read these materials carefully before making any decision with respect to the Offer. The Company’s Board of Directors has approved the Offer. However, none of the Company, its Board of Directors, the dealer manager, the depositary, the information agent, the paying agent and any of their respective affiliates is making any recommendation to you as to whether you should tender or refrain from tendering your Shares or as to the price or prices at which you should choose to tender your Shares. You should make your decision based on your views as to the value of the Shares and the Company’s prospects, as well as your liquidity needs, investment objectives and other individual considerations. You should discuss whether to tender your Shares with your broker or other financial or tax advisor. Questions and requests for additional copies of the enclosed materials or any other Offer documents may be directed to Georgeson Inc., the Information Agent, at (888) 658-5755 (toll free). Very truly yours Request Additional Investment Programs Information Check box if you are interested in learning more about other alternative investment programs distributed by Realty Capital Securities, LLC, the a_liated broker/dealer of AR Capital, LLC. The Information Agent will notify your _nancial advisor of your interest. INSTRUCTION FORM With Respect to O_er to Purchase for Cash By AMERICAN REALTY CAPITAL TRUST, INC. of up to $220,000,000 in Value of Shares of its Common Stock At a Purchase Price of Not Greater than $11.00 per Share Nor Less Than $10.50 Per Share The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 1, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by American Realty Capital Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust (the “Company”), to acquire up to $220,000,000 in value of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price not greater than $11.00 nor less than $10.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. The undersigned hereby instruct(s) you, the owner of record for Shares held for the account of the undersigned, to tender to the Company the number of Shares indicated below, upon the terms and subject to the conditions of the Offer. Aggregate number of Shares held by you for the account of the undersigned: ______________ Shares* *Note: To be completed by the Custodian.

1 IMPORTANT: If the Number and Price of Shares Tendered (See Instruction 6 to the Letter of Transmittal) number of Shares tendered exceeds the The undersigned hereby tenders the number(s) of the Shares at the applicable price(s) indicated below. The undersigned number of Shares you understands that this action would result in none of the undersigned’s Shares being purchased if the purchase price own, there is no valid selected by the Company for the Shares is less than the lowest price selected below. tender of Shares. Note: You may tender all or a portion of your Shares at up to three different prices listed below by checking the box(es) IMPORTANT: Only whole numbers that correspond to the price or prices per Share at which you want to tender your Shares and specifying the number of of Shares may be tendered. Any your Shares that you wish to tender at each applicable price. fractional Shares will be disregarded and only Shares rounded Price(s) at Which Shares are Tendered Number of Whole Shares down to the nearest whole Share Tendered at Applicable Price will be accepted for tender. $11.00 ________________________ $10.75 ________________________ $10.50 ________________________ _ Total Number of Shares Tendered ________________________ (cannot exceed the total number of Shares you own) 2 Odd Lots (See Instruction 10 to the Letter of Transmittal) Note: To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares. Check box if the undersigned: is the beneficial and record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all Shares beneficially owned by each such person. 3 IMPORTANT: Must be Sign Here to Tender your Shares (See Instruction 7 to the Letter of Transmittal) signed by registered holder(s) exactly as The undersigned stockholder (or authorized person signing on behalf of the registered stockholder), hereby tenders the name(s) appear(s) on the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of stock ledger maintained perjury, that the information, representations and warranties contained in the Instruction Form of which these signature by the Company’s transfer pages are a part and any other forms related to the Offer, which have been duly completed by the undersigned, are true agent. and correct as of the date hereof. Signature _______________________________________________________ Date (mm/dd/yyyy) _______________ Name (Please print) Capacity (full title) Mailing Address City, State, Zip Daytime Phone # ( ) Social Security Number or Taxpayer Identification Number Signature (if applicable) ____________________________________________ Date (mm/dd/yyyy) _______________ Name (Please print) Capacity (full title) Mailing Address City, State, Zip Daytime Phone # ( ) Social Security Number or Taxpayer Identification Number IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. STOCKHOLDER _AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE_, THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS _A_ A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR _B_ A DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY’S CURRENT OR ACCUMULATED EARNINGS AND PROFITS _AND NOT DESIGNATED BY THE COMPANY AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME_. IF YOU ARE A NON_U.S. STOCKHOLDER _AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE_, THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER.